                                                                   Exhibit 99.01

                              FOR IMMEDIATE RELEASE

         DEL GLOBAL TECHNOLOGIES ANNOUNCES FISCAL 2003 OPERATING RESULTS
                         AND SUMMARY BALANCE SHEET DATA

VALHALLA, NY - November 3, 2003 -- Del Global Technologies Corp.

FY 2003 Highlights
------------------

        o   Total Net Sales of $98.6 Million Basically Unchanged from FY 2002
        o   FY 2003  Consolidated  Gross  Margin  Improves to 21% from 19% in FY
            2002
        o   FY 2003 and Q4 FY 2003 Operating  Losses Narrow  Significantly  from
            Prior Year Periods
        o   FY 2003 and Q4 FY 2003 Net Losses  Increase  Due  Primarily to Write
            Down of Deferred Tax Assets
        o   Company  Receives  $8.5 Million  Order for R/F Imaging  Systems from
            Government  of Mexico  and $1.0  Million  Order From  Government  of
            Vietnam

DEL GLOBAL  TECHNOLOGIES  CORP. (DGTC) ("Del Global") today announced  operating results for its Fiscal 2003 fourth quarter and fiscal year ended August 2, 2003, as well as  summary  balance  sheet  data as of August  2,  2003  (see  attached tables).

            Walter F. Schneider,  President and Chief  Executive  Officer of Del
Global, commented, "While annual sales were flat compared to last year, sales in the fourth  quarter of Fiscal 2003  rebounded  when compared to the  immediately preceding  third  quarter.  This sales  recovery was evident in both the Medical
Systems  business  and RFI  Corporation  ("RFI"),  and was  partially  offset by decreases in the High Voltage  business.  Regarding the Medical  Systems  Group, during  Fiscal 2003 we entered new markets,  expanded our product  portfolio and continued to integrate our worldwide business.  On the Power Conversion side, we continued to focus on high growth markets,  and accelerated our design-to-market cycle."

            Thomas V. Gilboy, Chief Financial Officer, stated, "Each of the four quarters in Fiscal 2003 also produced sequential increases in consolidated gross margin percentages.  This improvement is due, in part, to the positive impact of our previously announced  restructuring  initiatives and increased  efficiencies resulting from more favorable materials costs."

FISCAL 2003 ANNUAL AND Q4 RESULTS

            Consolidated  net sales for  Fiscal  2003  remained  stable at $98.6 million versus $98.8 million last year. Medical Systems Group sales increased 2%
to $56.1 million from Fiscal 2002, due primarily to increased domestic sales and favorable  exchange rates on  international  sales made in Euros.  Excluding the approximately $5.2 million favorable exchange rate effect,  sales at the Medical
Systems Group for Fiscal 2003 would have declined by approximately  $4.1 million if the Euro  exchange  rate had been similar to last year's  rate.  Sales at the
Power  Conversion  Group  decreased 3% to $42.5 million from last year, with the biggest declines caused by a previously  announced shift to in-house  production by a  large  customer  and a  decline  in  sales  to the  semiconductor  capital equipment  market.  The  decline  in these  customers  and  markets at the Power
Conversion  Group was  offset by an $8  million  increase  in high  voltage  EDS
("Explosive  Detection Systems") sales. The discontinued  business from that one large  customer had produced  lower  margins,  and was not  consistent  with Del
Global's long-term strategy.

            Sales in the fourth quarter of Fiscal 2003 declined to $23.7 million from  $27.6  million  in  the  same  period  last  year,  due  primarily  to the aforementioned  shift by a large  customer  to  in-house  production  and  fewer shipments of EDS units in this year's fourth quarter. Fiscal 2003 fourth quarter sales increased 2.9% from the immediately preceding third quarter,  reflecting a recovery  in sales at the Medical  Systems  Group and RFI,  partially  offset by lower High Voltage sales.

            Consolidated  gross margin for Fiscal 2003 increased to 21% from 19%
last year.  Margins at the Power Conversion Group increased to 21% from 16% last year,  due  primarily to improved  efficiencies  resulting  from more  favorable materials  costs, and the shift in sales mix in connection with the discontinued
customer  mentioned  above.  Gross margin at the Medical  Systems Group remained stable at 22%,  despite  higher  sales,  due to the higher  realized  margins in
Fiscal 2002 on sales of previously written-off product.

            Consolidated  gross margin in the Fiscal 2003 fourth  quarter of 22%
was similar to the 22% reported in the  immediately  preceding  third quarter of
Fiscal  2003.  Margins at the Power  Conversion  Group in the fourth  quarter of
Fiscal  2003  increased  to 26% from 22% in the third  quarter  of Fiscal  2003, reflecting favorable inventory  adjustments and the reorganization cost savings.
Margins  at the  Medical  Systems  Group in the fourth  quarter  of Fiscal  2003 declined to 20% versus the third  quarter's 22%. In the Medical Systems Group in the fourth  quarter,  more favorable  overhead  absorption from higher sales was offset by a decline in labor and overhead costs being  capitalized in inventory, because in our US  operations we have been  improving  our  inventory  turns and operating with lower inventory balances.

            Fiscal 2003 selling,  general and administrative  ("S,G&A") expenses included  $1.9  million  in  unusually  high  legal  and  accounting  fees,  and approximately $1 million of costs  (including  legal costs)  associated with the proxy contest.  The majority of these proxy expenses were realized in the Fiscal
2003 fourth  quarter.  S,G & A expenses for Fiscal 2002  included  approximately
$3.7 million in unusually  high  accounting  fees.  Excluding the unusually high legal fees and costs  incurred  in Fiscal  2003,  S,G &A expenses  increased  by approximately $1.5 million from Fiscal 2002.

            The  operating  loss for Fiscal 2003  decreased to $5.9 million from
$14.0 million last year. The Medical Systems Group reported an operating  profit of $1.0 million,  while the Power Conversion Group reported an operating loss of
$2.5  million.  The  operating  loss for Fiscal 2002  included  $7.7  million in litigation settlement costs versus $2.1 million of such costs in Fiscal 2003, as well as higher  facilities  reorganization  costs.  The  operating  loss for the fourth  quarter of Fiscal 2003  narrowed  significantly  to  $796,000  from $5.6
million  in  the  same  period  last  year.   This  is  attributable  to  higher
consolidated  gross margin in the Fiscal 2003 fourth  quarter,  $0 in litigation settlement  costs  versus  $735,000 in the prior year period and $1.2 million in facilities  reorganization  costs in Fiscal  2002  fourth  quarter  versus  just
$82,000 in the Fiscal 2003 period.

            The net loss for Fiscal 2003 increased to $15 million,  or $1.45 per diluted share,  versus a net loss of $12.0 million,  or $1.38 per diluted share, last year.  The net loss for the fourth quarter of Fiscal 2003 decreased to $4.3 million,  or $.41 per diluted share,  versus a net loss of $5.1 million, or $.50 per diluted share, for the same period last year.

            The net loss for the Fiscal  2003 year and fourth  quarter  included income tax  provisions  of $8.2 million and $3.3 million,  respectively,  versus income tax benefits of $3.2 million and  $163,000 in the  respective  prior year
periods.   This  increase   reflects  the   establishment   in  Fiscal  2003  of
approximately  $8 million in  deferred  tax asset  valuation  allowances,  which included an additional  allowance of $3.3 million established in the Fiscal 2003 fourth quarter.

MEXICO AND VIETNAM CONTRACT AWARDS

            Del Global also announced that its Medical Systems Group received an
$8.5 million order from Instituto Mexicano del Seguro Social ("I.M.S.S.") for 22
"Mercury" remote controlled digital  Radiographic / Fluoroscopic ("R/F") imaging systems, and certain installation and training services. This $8.5 million order is part of a $9.8 million  systems  integration  and service  contract  that was arranged  by Del Global and its agent in  Mexico,  Suministro  para uso Medico Y
Hospitalario  S.A. de C.V.  ("SMH").  This  agreement  is Del  Global's  largest one-time award in Mexico.

            I.M.S.S., part of the Government of Mexico, operates the majority of the country's  hospital system and provides a variety of health care services to workers and their families, the sick, the invalid and elderly populations.  This contract  is part of a  broad  upgrade  of  diagnostic  capabilities  throughout
Mexico's social security healthcare system.

            The R/F  systems  will be  manufactured  in  Milan  at Del  Global's
80%-owned  subsidiary Villa Sistemi Medicali S.p.A. Del Global currently expects to have these systems  delivered and installed  during Fiscal 2004.  The Mercury
R/F  imaging   system  allows  users  to  perform  a  variety  of   radiological
examinations,   including:  tomography;  chest  radiography;   gastroenterology;
gynecology;  angiography;  and  fluoroscopy.  The systems  purchased  under this agreement will be installed by SMH in twenty facilities throughout Mexico.

            The Medical  Systems  Group also  received a $1.0 million order from the government of Vietnam to supply various radiographic and remote R/F systems.
The systems are funded in part by the European Community Malaria project and are
scheduled  for  delivery  during  Fiscal  2004.   These  systems  will  also  be
manufactured in Milan at the Villa Sistemi Medicali facility.

            Mr. Schneider  commented,  "We believe that these agreements reflect the quality and  reputation of our products,  as well as our continued  focus on increasing  international  sales.  The  scope of supply  of these  contracts  is similar to recent  projects that we have undertaken in other parts of the world.

We believe that these agreements  demonstrate the synergies that we are creating within Del Global, as we were able to leverage Villa's product portfolio through our global sales force."

LITIGATION UPDATE

            The Company is  continuing  its  discussions  with the United States
Department  of  Defense  ("DoD")  regarding  a global  settlement  of the  DoD's previously disclosed  investigation into certain past business practices at RFI.
As previously  announced,  Del Global  recorded a charge of  approximately  $2.3 million  during the third quarter of Fiscal 2003,  representing  its estimate of the low end of a range of potential fines and restitution,  plus estimated legal and  professional  fees. In October 2003,  based on  discussions  with the U. S.
Government,  the Company  was  advised  that the U.S.  Government  is  currently seeking up to approximately  $5 million in the fines and restitution  portion of any  comprehensive  settlement.  The Company is continuing to negotiate with the
U.S. Government  regarding a comprehensive  settlement,  including the amount of such fines.  There can be no assurance  that such a  settlement  will be reached and, even if reached, that the ultimate fines and outcome of any settlement will not vary significantly from the Company's original estimate and expectations. In addition,  such a  settlement,  even on the  most  favorable  terms,  may have a material  adverse  impact on the Company's  financial  condition,  liquidity and operations.

            Del  Global  is also in  ongoing  discussions  with the  Enforcement
Division of the SEC to settle claims regarding an investigation commenced by the
SEC on December 11, 2000 in connection with the restatement of previously issued financial statements filed by the Company's former management,  specifically for the Fiscal years 1997 through the third  quarter of Fiscal 2000.  As  previously announced,  Del Global  reached an agreement in principle with the SEC regarding this matter.  The terms of the  settlement  include a penalty of up to $400,000,
and  an  injunction  against  future  violations  of  the  antifraud,   periodic
reporting,  books and records and internal  accounting control provisions of the federal  securities  law. The  settlement  is subject to,  amongst other things, review by the Commission  and court  approval.  Del Global  recorded a charge of
$685,000 in the fourth  quarter of its Fiscal 2002 year  related to this matter, which included associated legal costs. If we are not able to reach an acceptable settlement  with the SEC,  we may incur  substantial  additional  penalties  and fines.

BACKLOG

            Consolidated  backlog at August 2, 2003 was $26.3  million  versus a backlog of approximately  $31.0 million at August 3, 2002.  Backlog at the Power
Conversion Group declined to $17.7 million from $23.7 million, due to higher EDS shipments  from backlog in the beginning of Fiscal 2003.  Backlog at the Medical
Systems Group increased to $8.6 million from $7.6 million at August 3, 2002.

FINANCIAL CONDITION

            Del  Global's  balance  sheet at August 2,  2003  reflected  working capital of $13.6 million,  shareholders' equity of $23 million and a stated book value of $2.22 per  share.  As of August 2, 2003,  Del Global had  approximately

$3.8 million of borrowing available under its U.S. revolving credit facility. As of August 2, 2003,  the Company was compliant  with all of the covenants of this facility except for the tangible net worth covenant of its U.S. credit facility.
In October 2003, Del Global obtained a waiver of non-compliance of this covenant and amended certain other covenants for future periods.

INVESTOR CONFERENCE CALL

            Suzanne M.  Hopgood,  Walter F.  Schneider and Thomas V. Gilboy will host a conference call on Wednesday,  November 5, 2003 at 4:30 P.M. Eastern Time
to discuss this news release.  The telephone number to join this conference call is (973)  582-2783.  A taped replay of the call will be  available  through 5:00
P.M.  Eastern Time,  Monday,  November 10, 2003.  Please dial (973) 341-3080 and enter the number 4275805 to hear the taped replay.  In addition,  the conference call will be broadcast  live over the  Internet  via the Webcast  section of Del
Global's  web site at  www.delglobal.com.  To  listen  to the  live  call on the
Internet, go to the web site at least 15 minutes early to register, download and install any necessary  software.  If you are unable to  participate  in the live call, the  conference  call will be archived and can be accessed on Del Global's website for approximately five business days.

            Del Global  Technologies  Corp. is primarily  engaged in the design, manufacture  and  marketing of  cost-effective  medical  imaging and  diagnostic
systems    consisting    of    stationary    and   portable    x-ray    systems,
radiographic/fluoroscopic   systems,  dental  imaging  systems  and  proprietary
high-voltage  power  conversion   subsystems  for  medical  and  other  critical
industrial  applications.  Industrial applications for which Del Global supplies
power   subsystems    include   airport   explosives    detection,    analytical
instrumentation, semiconductor capital equipment and energy exploration.

            Statements  about future results made in this release may constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these statements are not guarantees of future performance. They involve a number of risks and  uncertainties  that are  difficult to predict  including,  but not limited to, the ability of Del Global to implement its business plan,  retention
of  management,   changing  industry  and  competitive   conditions,   obtaining
anticipated  operating  efficiencies,  securing  necessary  capital  facilities, favorable  determinations in various legal and regulatory  matters,  including a settlement of the Department of Defense  investigation  on terms that Del Global can afford and that does not include a debarment from doing business with the US
Government,  and favorable  general  economic  conditions.  Actual results could differ  materially  from  those  expressed  or  implied  in the  forward-looking statements.  Important  assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are  specified  in the  Company's  filings  with  the  Securities  and  Exchange
Commission.

CONTACT:                                                      INVESTOR RELATIONS:

Del Global Technologies Corp.                                 The Equity Group Inc.
Walter F. Schneider, President & Chief Executive Officer  Devin Sullivan (212) 836-9608
Thomas V. Gilboy, Chief Financial Officer                     Adam Prior (212) 836-9606
(914) 686-3600

                 DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                  (dollars in thousands, except per share data)
                                   (unaudited)

                                                   Three Months Ended                Twelve Months Ended
                                                August 2,         August 3,         August 2,       August 3,
                                                  2003              2002              2003            2002
                                                  ----              ----              ----            ----

NET SALES                                      $  23,712          $  27,564         $  98,619        $ 98,784
COST OF SALES                                     18,481             24,470            77,496          79,648
                                               ---------          ---------         ---------        --------
GROSS MARGIN                                       5,231              3,094            21,123          19,136

Selling, general and administrative                5,475              5,780            21,933          21,254
Research and development                             470                933             2,218           2,919
Litigation settlement costs                            -                735             2,126           7,713
Facilities reorganization costs                       82              1,215               788           1,292
                                               ---------          ---------         ---------        --------
Total operating expenses                           6,027              8,663            27,065          33,178
                                               ---------          ---------         ---------        --------

OPERATING LOSS                                      (796)            (5,570)           (5,942)        (14,042)
                                               ---------          ---------         ---------        --------
Interest (expense) income, net                      (360)               140            (1,388)         (1,198)

Other income                                         196                 78               633             183
                                               ---------          ---------         ---------        --------

LOSS BEFORE INCOME TAXES
  AND MINORITY INTEREST                             (960)            (5,352)           (6,697)        (15,057)
                                               ---------          ---------         ---------        --------

INCOME TAX PROVISION (BENEFIT)                     3,289               (163)            8,233          (3,242)
                                               ---------          ---------         ---------        --------
LOSS BEFORE MINORITY INTEREST                     (4,249)            (5,189)          (14,930)        (11,815)
                                               ---------          ---------         ---------        --------
MINORITY INTEREST                                      9                 35               115             197
                                               ---------          ---------         ---------        --------

NET LOSS                                       $  (4,258)         $  (5,154)        $ (15,045)       $(12,012)
                                               =========          =========         =========        ========

NET LOSS PER BASIC AND
   DILUTED SHARES                              $    (.41)         $    (.50)        $   (1.45)       $  (1.38)
                                               =========          =========         =========        ========
Weighted average number of common shares
   outstanding, basic and diluted                 10,333             10,348            10,341           8,681
                                               =========          =========         =========        ========

                 DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                  (dollars in thousands, except per share data)
                                   (unaudited)

                                                     August 2, 2003    August 3, 2002

            Current Assets                              $  40,213        $   49,374

            Total Assets                                $  60,492        $   77,697

            Current Liabilities                         $  26,615        $   30,726

            Total Liabilities                           $  36,260        $   39,608

            Minority Interest                           $   1,253        $      948

            Shareholders' Equity                        $  22,979        $   37,141

            Common Shares Outstanding End of Period        10,333            10,348

            Book Value Per Share                        $    2.22        $     3.59